MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003

Consent of Independent Registered Certified Public Accountants

February 14, 2008

Lantis Laser, Inc.
11 Stonebridge Court
Denville, New Jersey 07834

I consent to the inclusion in Amendment No. 1 to the Registration Statement on Form SB-2 of Lantis Laser Inc. (the "Company") my audit report for the Company for the years ended December 31, 2006 and 2005 dated March 21, 2007, and my review report for the Company for the six and nine months ended September 30, 2007 and 2006 dated November 2, 2008.

Respectfully submitted,

/s/ Michael Pollack
Michael Pollack, CPA
Cherry Hill, NJ